EXHIBIT 10.5

Execution Copy

AMENDMENT NO. 4 TO
LOAN AND SECURITY AGREEMENT

          AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT, dated as of March 17, 2006, by and among Spartan Stores, Inc., a Michigan corporation ("Lead Borrower"), Spartan Stores Distribution, LLC, a Michigan limited liability company ("Stores Distribution"), UWG Company, formerly known as United Wholesale Grocery Company, a Michigan corporation ("United"), Market Development Corporation, a Michigan corporation ("MDC"), Spartan Stores Associates, LLC, a Michigan limited liability company ("Associates"), Family Fare, LLC, a Michigan limited liability company ("Family Fare"), MSFC, LLC, a Michigan limited liability company ("MSFC"), Seaway Food Town, Inc., a Michigan corporation ("Seaway"), The Pharm of Michigan, Inc. ("Pharm"), a Michigan corporation, Valley Farm Distributing Co., an Ohio corporation ("Valley Farm"), Gruber's Food Town, Inc., a Michigan corporation ("Gruber Food Town"), Gruber's Real Estate, LLC, a Michigan limited liability company ("Gruber RE"), Prevo's Family Markets, Inc., a Michigan corporation ("Prevo"), Custer Pharmacy, Inc., a Michigan corporation ("Custer"), Buckeye Real Estate Management Co., an Ohio corporation ("Buckeye"), Spartan Stores Fuel, LLC, a Michigan limited liability company (together with Lead Borrower, Stores Distribution, United, MDC, Associates, Family Fare, MSFC, Seaway, Pharm, Valley Farm, Gruber Food Town, Gruber RE, Prevo, Custer and Buckeye, each individually a "Borrower" and collectively, "Borrowers"), Spartan Stores Holding, Inc., a Michigan corporation ("Holding"), SI Insurance Agency, Inc., a Michigan corporation ("SI"), JFW Distributing Company, a Michigan corporation ("JFW"), LLJ Distributing Company, a Michigan corporation (together with Holding, SI and JFW, each individually a "Guarantor" and collectively, "Guarantors"), the parties to the Loan Agreement (as hereinafter defined) from time to time as lenders (each individually, a "Lender" and collectively, "Lenders") and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

W I T N E S S E T H :

          WHEREAS, Borrowers and Guarantors have entered into financing arrangements with Agent and Lenders pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated December 23, 2003, by and among Borrowers, Guarantors, Agent and Lenders, as amended and supplemented by Amendment No. 1 to Loan and Security Agreement, dated as of July 29, 2004, Amendment No. 2 to Loan and Security Agreement, dated as of December 22, 2004 and Amendment No. 3 to Loan and Security Agreement, dated as of December 9, 2005 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other Financing Agreements (as defined therein); and

          WHEREAS, Lead Borrower has requested Agent and Lenders agree to certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions herein; and

          WHEREAS, by this Amendment No. 4, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

          NOW THEREFORE, in consideration of the foregoing, the mutual agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.

                    1.1   Additional Definition. As used herein or in any of the other Financing Agreements, the term "Amendment No. 4" shall mean this Amendment No. 4 to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders, as amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement and the other Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.

                    1.2   Interpretation. For purposes of this Amendment No. 4, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

          2.   Grant of Security Interest. Section 5.1(b) of the Loan Agreement is hereby amended to insert "(i)" immediately following "shall not include" and add the following clause at the end thereof:

          "and (ii) any alcoholic liquor of any Borrower or Guarantor, if under applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited and such prohibition is not capable of being waived or modified under such applicable law; provided, that, the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and liens upon all proceeds of any such alcoholic liquor and any rights or interests of such Borrower or Guarantor in or to monies due or to become due with respect to or under any contract, lease, permit, license, charter or license agreement (including any Receivables) with respect thereto".

          3.   Encumbrances. Section 9.8(e) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "(e) purchase money security interests in or landlord liens upon Equipment or other property (including Capital Leases) and purchase money mortgages on Real Property in each case arising after the date hereof to secure Indebtedness permitted under Section 9.9(b) hereof;".

          4.   Indebtedness. Section 9.9(b) of the Loan Agreement is hereby amended to add the following clause at the end thereof:

          "provided, that, the outstanding Indebtedness under the Capital Leases in the amounts for such Capital Leases listed on Exhibit A to Amendment No. 4 (as reduced by any payments thereof or otherwise) shall be permitted hereunder and shall not be included in the calculation of the amount of purchase money Indebtedness permitted under this clause (b);".

          5.   Representations and Warranties. Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 4), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

                    5.1   This Amendment No. 4 and each other agreement or instrument to be executed and delivered by the Borrowers and Guarantors pursuant hereto have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein, constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, respectively, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                    5.2   The execution, delivery and performance of this Amendment No. 4 are all within each Borrower's and Guarantor's corporate or limited liability company powers and are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.

                    5.3   No Default or Event of Default exists or has occurred and is continuing.

          6.   Condition Precedent. The effectiveness of the amendments contained herein shall only be effective upon the following:

                    6.1   Agent shall have received an executed original or executed original counterparts of this Amendment No. 4 (as the case may be), duly authorized, executed and delivered by Borrowers, Guarantors and all Lenders required for the consent and amendments provided for herein; and

                    6.2   Agent shall have received a true and correct copy of any consent, waiver or approval (if any) to or of this Amendment No. 4, which any Borrower is required to obtain from any other Person.

          7.   Effect of this Amendment. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 4, the provisions of this Amendment No. 4 shall control.

          8.   Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 4.

          9.   Governing Law. The validity, interpretation and enforcement of this Amendment No. 4 and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

          10.   Binding Effect. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          11.   Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 4.

          12.   Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 4 by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment No. 4. Any party delivering an executed counterpart of this Amendment No. 4 by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), f/k/a Congress Financial Corporation (Central), as Agent	BORROWERS SPARTAN STORES, INC.

By:	By:

Title:	Title:

SPARTAN STORES DISTRIBUTION, LLC
UWG COMPANY (F/K/A UNITED
WHOLESALE GROCERY COMPANY)
MARKET DEVELOPMENT CORPORATION
SPARTAN STORES ASSOCIATES, LLC
FAMILY FARE, LLC
MSFC, LLC
SEAWAY FOOD TOWN, INC.
THE PHARM OF MICHIGAN, INC.
VALLEY FARM DISTRIBUTING CO.
GRUBER'S FOOD TOWN, INC.
GRUBER'S REAL ESTATE LLC
PREVO'S FAMILY MARKETS, INC.
CUSTER PHARMACY, INC.
BUCKEYE REAL ESTATE MANAGEMENT CO.
SPARTAN STORES FUEL, LLC

By:

Title:

GUARANTORS JFW DISTRIBUTING COMPANY LLJ DISTRIBUTING COMPANY SPARTAN STORES HOLDING, INC. SI INSURANCE AGENCY, INC.

By:

Title:

LENDERS WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), f/k/a Congress Financial Corporation (Central)

By:

Title:

KEY BANK NATIONAL ASSOCIATION

By:

Title:

BANK OF AMERICA LEASING & CAPITAL, LLC (successor by merger to Fleet Capital Corporation)

By:

Title:

NATIONAL CITY BUSINESS CREDIT, INC.

By:

Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:

Title:

FIFTH THIRD BANK, an Ohio Banking Corporation

By:

Title:

EXHIBIT A
TO
AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

List of Capital Leases Excluded from Calculation of Purchase Money Indebtedness

Entity	Third Party	Address	Contract Description	Location or Equipment Description	Capital Lease Obligation as of March 2006
Family Fare, LLC	Jade Pig Ventures	4325 Breton Rd SE Grand Rapids, MI 49512	Store Lease	Store #214 Breton Meadows	$5,138,079
Prevo's Family Markets, Inc.	Jade Pig Ventures	201 Marcell Dr NE Rockford, MI 49341	Store Lease	Store #221 Rockford	$7,119,927
Prevo's Family Markets, Inc.	Jade Pig Ventures	2103 Parkview Ave Kalamazoo, MI 49508	Store Lease	Store #430 Parkview	$3,158,287
Family Fare, LLC	HWA Properties, Inc.	525 Romence Rd Portage, MI 49024	Store Lease	Store #436 Portage	$6,559,246
Undetermined	Jade Pig Ventures	463 44th St SE Wyoming, MI 49548	Lease	Central Kitchen #62	$448,193